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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Crusader Holding Corporation
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             (Exact name of registrant as specified in its charter)


              Pennsylvania                                23-2562545
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(State of incorporation or organization)      (IRS Employer Identification No.)


              1230 Walnut Street
          Philadelphia, Pennsylvania                          19107
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  (Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered
        ---------------------                --------------------------------
                  None


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box.   [  ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box.   [X]

         Securities Act registration statement file number to which this form relates: 333-42215 (if applicable).


Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share
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Item 1.  Description of Registrant's Securities to be Registered.

         A description of the Common Stock is contained in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-42215), filed on December 15, 1997, as amended by Amendment No. 1 to the Registration Statement, filed on January 23, 1998, as further amended from time to time, under the heading "DESCRIPTION OF THE CAPITAL STOCK" and such description is hereby incorporated by reference.


Item 2.  Exhibits.

Exhibit No.                             Description
-----------                             -----------
     1 Amended and Restated Articles of Incorporation of Crusader Holding Corporation (incorporated by reference to Exhibit
                     3.1 to the Registration Statement on Form S-1 of Crusader Holding Corporation, as amended from time to time).

     2 Amended and Restated Bylaws of Crusader Holding Corporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of Crusader Holding Corporation, as amended from time to time).

     3 Specimen of Common Stock Certificate of Crusader Holding Corporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of Crusader Holding Corporation, as amended from time to time).

     4 Subscription and Shareholders' Agreement, dated as of March 1, 1996, by and among Crusader Holding Corporation, Thomas
                     H. Knox and Bruce A. Levy (incorporated by reference to
                     Exhibit 4.2(a) to the Registration Statement on Form S-1 of Crusader Holding Corporation, as amended from time to time).

     5 Amendment of Shareholders' Agreement, dated January 31, 1997, among Crusader Holding Corporation, Thomas J. Knox, Bruce A. Levy, Daniel DiLella, Joel S. Lawson III, Brian McAdams and Ronald Caplan (incorporated by reference to Exhibit 4.2(b) to the Registration Statement on Form S-1 of Crusader Holding Corporation, as amended from time to time).

     6 Joinder among Crusader Holding Corporation and D. Walter Cohen, dated January 31, 1997, to Subscription and Shareholders' Agreement dated March 1, 1996, as amended by Amendment of Shareholders' Agreement dated January 31, 1997 (incorporated by reference to Exhibit 4.2(c) to the Registration Statement on Form S-1 of Crusader Holding Corporation, as amended from time to time).

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     7               Second Amendment of Shareholders' Agreement, dated January
                     9, 1998 among Crusader Holding Corporation, Thomas J. Knox, Bruce A. Levy, Daniel DiLella, Joel S. Lawson III, Brian McAdams, Ronald Caplan, D. Walter Cohen, Jeffrey K. Rafsky and Satellite Mortgage Corporation (incorporated by reference to Exhibit 4.2(d) to the Registration Statement on Form S-1 of Crusader Holding Corporation, as amended from time to time).

     8 Agreement, dated as of November 30, 1997, among Crusader Holding Corporation, Crusader Savings Bank, FSB, Crusader Mortgage Corporation and Jeffrey K. Rafsky (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 of Crusader Holding Corporation, as amended from time to time).














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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                         CRUSADER HOLDING CORPORATION


                                         /s/ Bruce A. Levy
                                         -----------------------------------
                                         Name:   Bruce A. Levy
                                         Title:  President




Dated: 1/23/98












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